Exhibit 10(k)(5)

                        FOURTH AMENDMENT
                               TO
           THE QUAKER LONG TERM INCENTIVE PLAN OF 1990


           WHEREAS, on November 8, 1989, the shareholders of  The

Quaker Oats Company (the "Company") approved the adoption of  The

Quaker Long Term Incentive Plan of 1990 (the "Plan"); and

          WHEREAS, the Plan has previously been amended and it is

desirable to amend the Plan to provide additional flexibility for

Plan  Participants  in the timing of Option exercise  during  the period following death or retirement; and

           WHEREAS,  the  Board has authorized adoption  of  this

Fourth  Amendment to the Plan, the shareholders  of  the  Company have  approved  this  Amendment to the Plan  and  authorized  the officers  of  the Company to execute any documents in  connection therewith;

           NOW THEREFORE, the Plan is hereby amended effective as

of  November  9, 1994 by substituting the following sentence  for the first sentence of Section 13.4(b) thereof:


                "If a Participant dies while an employee  or
          his employment is terminated because of retirement, his Option shall terminate within a period not exceeding five years following his death or retirement, but not later than the date the Option expires pursuant to its terms."


           IN  WITNESS WHEREOF, this Amendment is executed  by  a

duly authorized officer of the Company.



                                   THE QUAKER OATS COMPANY


November 14, 1994                  By:  S/DOUGLAS J. RALSTON
                                       Its Senior Vice President